UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 26, 2019

BioVie Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55292	46-2510769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2120 Colorado Avenue, #230 Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

(310) 444-4300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 18, 2019, BioVie Inc., a Nevada corporation (the “Company”) met with representatives of the US Food and Drug Administration (“FDA”) for a Type C Guidance Meeting to plan the Company’s next clinical study following the recently completed Phase 2a clinical trial. Company attendees discussed the Company’s clinical development efforts with the FDA and proposed trial endpoints. While the FDA has not provided final guidance nor does the Company have certainty as to what that guidance would entail, the Company’s goal remains to proceed into a Phase 2b/3 or Phase 3 clinical trial in a manner consistent with what was reviewed with the FDA. The Company may still need to address certain risks associated with unvalidated quality of life measures. The FDA is expected to provide its final meeting minutes, which the Company expects will include guidance on several issues discussed at the meeting, within 30 days of the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2019

BIOVIE INC.

By: /s/ Wendy Kim Name: Wendy Kim Title: Chief Financial Officer